Exhibit 4.1

                         REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT made as of October 12, 2001, by and between Statmon Technologies Corp., a Delaware corporation (the "Company") and Thieme Securities, Inc., a New York Corporation ("TSI").

                                  WITNESSETH:

     WHEREAS, in connection with that certain Placement Agent Agreement by and between TSI and the Company (the "PAA"), it is anticipated that the company will sell to certain investors (the "Investors") Common Stock, warrants for the purchase of Common Stock (the "Investor Warrants") and Secured Promissory Notes pursuant to which Common Stock may be issued (the "Notes"), and

     WHEREAS, in connection with the PAA, it is anticipated that TSI will receive Common Stock (the "Placement Agent Common Stock") and warrants for the purchase of Common Stock (the "Placement Agent Warrants"), and

     WHEREAS, it is a condition to the obligations of the TSI Investors under the PAA that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. The following terms shall be used in this Agreement with the following respective meanings:

     a. "Affiliate" means (i) any Person directly or indirectly controlling, controlled by or under common control with another Person; (ii) any Person owning or controlling ten (10%) percent or more of the outstanding voting securities of such other Person; (iii) any officer, director or partner of such Person; and (iv) if such Person is an officer, director or partner, any such company for which such Person acts in such capacity.

     b.   "Commission" means the Securities and Exchange Commission.

     c. "Common Stock" means and includes the Company's Common Stock, $.000001 par value per share, as authorized on the date of this Agreement and any other securities into which or for Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     d. "Exchange Act" means the Securities Exchange Act of 1934, or any successor Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.


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     e.   "Holder" means any holder of Registrable Stock.

     f.   "NASD" means the National Association of Securities Dealers, Inc.

     g. "Person" means any natural person, partnership, corporation or other legal entity.

     h. "Registrable Stock" means (i) Common Stock purchased by the Investors and the Placement Agent Common Stock, (ii) Common Stock issued or issuable upon exercise of the Investor Warrants and Placement Agent Warrants whether or not such Common Stock is owned by any Investors or TSI, (iii) Common Stock which may be issued pursuant to the Notes whether or not such Common Stock is owned by any Investors, and (iv) any other shares of Common Stock issued in respect of such shares by way of a stock dividend, or stock split or in connection with a combination of shares, recapitalization, merger or consolidation or reorganization; provided, however, that shares of Common Stock shall only be treated as Registrable Stock if and for so long as they have not been (v) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (vi) eligible to be sold by the holder thereof in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) and subparagraph (k) of Rule 144 so that all transfer restrictions and restrictive legends with respect to such Common Stock have been removed by the Company.

     i. "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8, Form S-4, or successor forms, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

     j.   "Rule 144" means Rule 144 promulgated under the Securities Act.

     k. "Securities Act" means the Securities Act of 1933, or any successor Federal statute, and the rules and regulations of the Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

2.   REQUIRED REGISTRATION.

     a. Subsequent to the earlier of (i) January 1, 2003 or (ii) twelve (12) months after the effective date of the Company's first Registration Statement relating to its Common Stock; at any time during the period ending five years from the date hereof the Holder or Holders of at


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          least fifty percent (50%) of the voting power of all Registrable Stock may by notice in writing to the Company request the Company to register under the Securities Act all or any portion of shares of Registrable Stock held by such requesting Holder or Holders for sale in the manner specified in such notice; provided, however, that the Company shall not be obligated to register any Common Stock pursuant to this Section 2a.unless the number of shares of Registrable Stock requested to be included in such registration exceeds fifty percent (50%) of the Registrable Stock.

     b. The company shill be required to include the Registrable Stock in its first Registration Statement.

     c. Following receipt of any notice given under this Section 2 by Holders of Registrable Stock requesting registration of a number of Registrable Stock that meets the magnitude requirements of Section 2a. hereof, the Company shall immediately notify all Holders from whom notice has not been received that such registration is to be effected and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting Holders, the number of shares of Registrable Stock specified in such notice (and in all notices received by the Company from other Holders) within twenty (20) days after the giving of such notice by the Company to such other Holders. The Holders of a majority of the shares of Registrable Stock to be sold in such offering may designate a managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall be obligated to register Registrable Stock pursuant to Section 2a. hereof on one occasion only, provided, however, that such occasion shall be deemed to have occurred only when a Registration Statement covering all shares of Registrable Stock specified in notices received as aforesaid shall have become effective. A Registration Statement which does not become effective solely by reason of the refusal of the requesting Holders to proceed shall be deemed to have been effected by the Company at the request of such requesting Holders unless such requesting Holders shall have paid all of the Company's reasonable expenses in connection with such registration.

     d. Notwithstanding anything herein to the contrary, if the Registration Statement is to cover an underwritten distribution on a firm commitment basis and in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Registrable Stock requested for inclusion pursuant to this Section 2 would interfere with the successful marketing of a smaller number of shares, then Heiko Thieme, in his sole discretion, may reduce the number of shares of Registrable Stock to be included in the Registration Statement to the level recommended by such managing underwriter, with the participation in such offering to be pro rata among the Holders requesting or otherwise entitled to such registration,  based  upon the number of shares of  Registrable  Stock


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          requested to be registered by such Holders. Heiko Thieme may refuse to reduce the such number of shares of Registrable Stock for any reason whatsoever and, in so doing, shall incur no liability to the Company.

     e. The Company shall be entitled to include in any Registration Statement referred to in this Section 2, for sale in accordance with the method of disposition specified by the requesting Holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter, if any, such inclusion would adversely affect the marketing of the Registrable Stock to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from requesting Holders pursuant to this Section 2 until the completion of the period of distribution of the registration contemplated thereby.

3. INCIDENTAL REGISTRATION. Each time the Company shall determine to file a Registration Statement in connection with the proposed offer and sale for money of any of its Common Stock by it, except for the Company's initial public offering if its Common Stock, the Company will give written notice of its determination to all Holders. Upon the written request of a Holder given within twenty (20) days after the giving of any such notice by the Company, the Company will use commercially reasonable efforts to cause to be covered by such Registration Statement all shares of Registrable Stock requested to be covered by such Holder or Holders. If the Registration Statement is to cover an underwritten distribution, the Company shall use its commercially reasonable efforts to cause the Registrable Stock requested for inclusion pursuant to this Section 3 to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Registrable Stock requested for inclusion pursuant to this Section 3 and the other securities intended to be included therein would interfere with the successful marketing of a smaller number of shares to be offered, then the number of shares of Registrable Stock and other securities to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced such that the total number of shares to be included in such registration is the number of shares recommended by such managing underwriter, with the participation in such offering by the Holders, if any, to be pro rata among the holders thereof requesting such registration, based upon the number of shares of Registrable Stock requested to be covered by such Holder or Holders. The rights granted to Holders under this Section 3 shall terminate on the date four years after the closing of the Company's initial public offering of its Common Stock.

4. REGISTRATION ON FORM S-3. If at any time (a) a Holder or Holders of fifty percent (50%) of the voting power of all Registrable Stock request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Registrable


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     Stock held by such requesting Holder or Holders, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and (b) the Company is then entitled to use Form S-3or any successor thereto to register such shares, then the Company shall use commercially reasonable efforts to register under the Securities Act on Form S-3 or any successor thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Registrable Stock specified in such notice. Whenever the Company is required by this Section 4 to use commercially reasonable efforts to effect the registration of Registrable Stock, each of the procedures and requirements of Section 2 (including but not limited to the requirement that the Company notify all Holders from whom notice has not been received and provide them with the
     opportunity  to   participate   in  the  offering)   shall  apply  to  such
     registration. The Company shall be obligated to register Registrable Stock pursuant to this Section 4 on one occasion only; provided, however, that such occasion shall be deemed to have occurred only when a Registration Statement covering all shares of Registrable Stock specified in notices received as aforesaid shall have become effective.

5. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 2, 3 or 4 hereof to effect the registration of shares of Registrable Stock under the Securities Act, the Company will, at its expense, as expeditiously as possible:

     a. In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a Registration Statement with respect to such securities and use commercially reasonable efforts to cause such Registration Statement to become and remain effective until the securities covered by such Registration Statement have been sold, and prepare and file with the Commission such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and prospectus accurate and complete until the securities covered by such Registration Statement have been sold.

     b. If the offering is to be underwritten in whole or in part, enter into a written underwriting agreement in form and substance reasonably satisfactory to the managing underwriter, if any, of the public offering and the Holders participating in such offering.

     c. Furnish to the participating Holders and to the underwriters such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as such underwriters and participating Holders may reasonably request in order to facilitate the public offering of such securities; (iv) Use its commercially reasonable efforts to register or qualify the securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions (i) as shall be reasonably appropriate for the distribution of the securities covered by such Registration Statement or (ii) as such participating Holders and


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          underwriters may reasonably  request within twenty (20) days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process, to subject itself to taxation, or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified.

     d. Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each posteffective amendment thereto has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed.

     e. Notify the Holders participating in such registration promptly of any request by the Commission or any state securities commission or agency for the amending or supplementing of such Registration Statement or prospectus or for additional information.

     f. Prepare and file with the Commission, promptly upon the request of any participating Holder, any amendments or supplements to such Registration Statement or prospectus which, in the opinion of counsel to representing the Company in such Registration (which counsel is reasonably acceptable to such participating Holders), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Stock by such participating Holders.

     g. Prepare and promptly file with the Commission, and promptly notify participating Holders of the filing of, such amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as a result of which any such prospectus or any other prospectus as then in effect would, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     h. In case any participating Holder or any underwriter for any Holder is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such Registration Statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations.

     i. Advise participating Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission or any state securities commission or agency suspending the effectiveness of such Registration Statement or the initiation or


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          threatening  of any  proceeding  for that  purpose  and  promptly  use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued

     j. At the request of any participating Holder (i) furnish to such Holder on the effective date of the Registration Statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and Federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings and (ii) use its commercially reasonable efforts to furnish to such Holder letters dated each such effective date and such closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or, if the offering is not underwritten, that in the opinion of such accountants the financial statements and other financial data of the Company included in the Registration Statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to the Registration Statement and prospectus, as such requesting Holder or Holders may reasonably request.

     k. Use its best efforts to assist in the obtaining of all necessary approvals from the NASD.

6.   EXPENSES.

     a. With respect to, each registration effected pursuant to Section 2, 3 or 4 hereof, all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith shall be borne by the Company; provided, however, (i) that Holders participating in any such registration shall bear their pro rata share of the underwriting discounts and selling commissions and (ii) any fee, cost or expense which does not constitute a normal fee, cost or expense of such registration and which is attributable solely to a particular Holder participating in any such registration shall be borne by such Holder.


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     b.   The fees,  costs and expenses of  registration to be borne as provided
          in  paragraph  a.  above,  shall  include,  without  limitation,   all
          registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are otherwise required to bear such fees and disbursements), all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, reasonable fees and disbursements of one counsel for the selling security holders, provided however, that the amount of such counsel's fees and disbursements to be borne by the Company shall not exceed 1,500 per each selling security holder, and the premiums and other costs of policies of insurance insuring the Company against liability arising out of such public offering.

7.   INDEMNIFICATION AND CONTRIBUTION.

     a. To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder of Registrable Stock which are included in a Registration Statement filed pursuant to the provisions of this Agreement and any underwriter (as defined in the Securities Act) for such Holder, and any Person who controls such Holder or such underwriter within the meaning of the Securities Act, and each of their successors, from and against, and will reimburse such Holder and each such underwriter and controlling Person with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs and expenses to which such Holder or any such underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation under the Securities Act applicable to the Company and relating to action or in action required of the Company in connection with such registration; provided, however, that the Company will not indemnify and hold harmless in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with written information furnished by such Holder, such underwriter or such controlling Person for use in the preparation of such Registration Statement; and provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations.


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


     b. Each Holder of shares of the Registrable Stock which are included in a registration pursuant to the provisions of this Agreement will, severally and not jointly, indemnify and hold harmless the Company from and against, and will reimburse the Company with respect to, any and all losses, damages, liabilities, costs or expenses to which the Company may become subject under the Securities Act or otherwise, to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in a Registration Statement filed pursuant to the provisions of this Agreement or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with information furnished by such Holder for use in the preparation thereof; provided, however, that the liability of each Holder hereunder shall be limited to the proportion of any such claim, action, demand, loss, damage, liability, cost or expense which is equal to the proportion that the public offering price of the shares of Registrable Stock sold by such Holder under such Registration Statement bears to the total offering price of all securities sold thereunder, but not, in any event, to exceed the proceeds received by such Holder from the sale provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations.

     c. Promptly after receipt by a party to be indemnified pursuant to the provisions of paragraph a. or b. of this Section 7 (an "Indemnified Party") of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such Indemnified Party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph a. or b. of this Section 7, notify the indemnifying party of the commencement thereof; but any omission to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to an Indemnified Party otherwise than under this Section 7 and shall not relieve the indemnifying party from any liability under this Section 7 unless such indemnifying party is prejudiced by such omission. In case an action is brought against any Indemnified Party and such Indemnified Party notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party pursuant to the provisions of such paragraph a. and b. for any legal or other expense subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable to an Indemnified Party for any settlement of any action or claim without the consent of the indemnifying party; no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     d. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling Person of any such Holder, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 7; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the aggregate public offering price of the Registrable Stock offered by such Holder pursuant to the Registration Statement bears to the aggregate public offering price of all securities offered pursuant to the Registration Statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case,
          (a) no Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation and (b) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Stock offered-by it pursuant to such Registration Statement.

8.   REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT.

     a. When it is first legally required to do so, the Company shall register its Common Stock under Section 12 of the Exchange Act and shall keep effective such registration and shall timely file such information, documents and reports as the Commission may require or prescribe under
          Section 13 of the Exchange Act. From and after the effective date of the first Registration Statement filed by the Company, the Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act.

     b. Immediately upon becoming subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company shall forthwith upon request furnish any Holder of Registrable Stock a written statement by the Company that, if true, it has complied with such reporting requirements.

     c. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 8 are (i) to enable any such Holder to comply with the current public information requirement contained in subparagraph (c) of Rule 144 should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar or successor exemptive provision), and (ii) to qualify the Company for the use of Registration Statements on Form S-3.

     d. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 (or any similar or successor exemptive provision hereafter in effect) and the use of Form S-3.

     e. The Company covenants to use commercially reasonable efforts to qualify for the use of Form S-3.

9. STOCKHOLDER INFORMATION. The Company may require each Holder of Registrable Stock as to which any registration is to be effected pursuant to this Agreement to furnish the Company in a timely manner such information with respect to such Holder and the distribution of such Registrable Stock as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

10. NOTICES. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing addressed as provided below and actually delivered at said address. To TSI:

          If to the Investors or TSI:

          Thieme Securities, Inc.
          1370 Avenue of the Americas
          New York, NY 10019
          Attention: Heiko Thieme, President
          Telephone: 212-397-3900
          Fax: 212-397-4036

     with a copy to:

          Reisman & Associates, P.A.
          Attn: Jonathan Reisman Esq.
          5100 Town Center Circle
          Boca Raton, FL 33486
          Telephone: 561-361-9300
          Fax: 561-416-9249

     If to the Company:

          Statmon Technologies Corp
          114 North Doheny Drive
          Suite 201
          Los Angeles, CA 90048
          Telephone: 310-440-8053
          Fax: 310-278-6585

     with a copy to:

          Martin Licht, Esq.
          685 Third Avenue
          New York, NY 10017
          Telephone: 212-661-7100
          Fax: 212- 661-3339

     or to such other address of which notice is duly given to the other parties.

11. GOVERNING LAW AND VENUE. This Agreement shall be governed-by, and construed in accordance with, the laws of the State of New York without giving effect to its conflicts of laws, rules or principles. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of New York County in the State of New York or in the United States District Court for the Southern District of New York. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the. laying of venue of any suit, action or proceeding rising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in any of the above described courts and hereby further irrevocably waive any claim that any suit, action or proceeding brought in New York County, New York, has been brought in an inconvenient forum.

12. WAIVERS; AMENDMENTS. This Agreement may be modified or amended, and any provision hereunder may be waived, only by a writing executed by the Company and the Holders of at least a majority of the Registrable Stock; provided, however, that no amendment, modification or waiver shall be effective if and to the extent that such amendment, modification or waiver grants to any one or more Investors or TSI any rights more favorable than any rights granted to all other of them or otherwise treats any other of them differently than, unless each negatively-affected Person consents to such amendment, modification or waiver.

13. OTHER REGISTRATION RIGHTS. The Company shall not grant to any third party any registration rights more favorable than any of those contained herein, so long as any of the registration rights under this Agreement remain in effect, unless the Holders of Registrable Stock are granted rights to participate together with any such third party in such registration rights.

14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto and the Investors provided, however, that no Investor or Person who acquires Registrable Stock from a Holder (a "Transferee") shall be entitled to any rights under this Agreement unless, upon request of the Company, such Investor or Transferee agrees to be bound by the terms and conditions of this Agreement.

15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. To the extent any term or other provision of any other agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement will have precedence over such conflicting term or provision.

17. HEADINGS. Headings in this Agreement are included for reference only and shall have no effect upon the construction or interpretation of any part of this Agreement.

18. SEVERABILITY. If any provision of this Agreement shall beheld to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                   STATMON TECHNOLOGIES CORP.


                                                   By:  /s/ Geoffrey P. Talbot
                                                     ---------------------------
                                                     Name:  Geoffrey P. Talbot
                                                     Title: President


                                                   THIEME SECURITIES, INC.


                                                   By: /s/
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                   SCHEDULE A

                           (Pursuant to paragraph 7.)


UCC FINANCING STATEMENT ADDENDUM

FOLLOW INSTRUCTIONS (front and back) CAREFULLY
================================================================================
9. NAME OF FIRST DEBTOR (1a or 1b) ON RELATED FINANCING STATEMENT
   -----------------------------------------------------------------------------
   9a. ORGANIZATION'S NAME

   -----------------------------------------------------------------------------
OR
   -----------------------------------------------------------------------------
   9b. INDIVIDUAL'S LAST NAME            FIRST NAME          MIDDLE NAME, SUFFIX

================================================================================
10. MISCELLANEOUS:



                                                                                    THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY
=================================================================================================================================
11. ADDITIONAL DEBTOR'S EXACT FULL LEGAL NAME- insert only one name (11a or 11b) - do not abbreviate or combine names
    -----------------------------------------------------------------------------------------------------------------------------
    11a. ORGANIZATIONS NAME

OR  -----------------------------------------------------------------------------------------------------------------------------

    -----------------------------------------------------------------------------------------------------------------------------
    1lb. INDIVIDUALS'S LAST NAME                   FIRST NAME                   MIDDLE NAME                          SUFFIX

---------------------------------------------------------------------------------------------------------------------------------
11c. MAILING ADDRESS                               CITY                         STATE             POSTAL CODE        COUNTRY

---------------------------------------------------------------------------------------------------------------------------------
11d.TAX ID# SSN OR FIN  ADD'L INFO RE  11e.TYPE OF ORGANIZATION  11f.JURISDICTION OF ORGANIZATION  11g.ORGANIZATIONAL ID#, if any
                        ORGANIZATION
                        DEBTOR                                                                                           [_] NONE
=================================================================================================================================
12. [_] ADDITIONAL SECURED PARTY'S  or [_] ASSIGNOR S/P'S NAME - insert only one name (12a or 12b)
    -----------------------------------------------------------------------------------------------------------------------------
    12a. ORGANIZATION'S NAME

OR  -----------------------------------------------------------------------------------------------------------------------------
    12b. INDIVIDUAL'S LAST NAME                    FIRST NAME                   MIDDLE NAME                          SUFFIX

    -----------------------------------------------------------------------------------------------------------------------------
12c. MAILING ADDRESS                               CITY                         STATE             POSTAL CODE        COUNTRY

=================================================================================================================================
13. This FINANCING STATEMENT covers [_] timber to be cut or [_] as-extracted    16. Additional collateral description:
    collateral, or is filed as a [_] fixture filing.

14. Description of real estate:






15. Name and address of a RECORD OWNER of above-described real estate
   (if Debtor does not have a record interest):
                                                                                =================================================
                                                                                17. Check only if applicable and check only one
                                                                                    box.

                                                                                Debtor is a [_] Trust or [_] Trustee acting with
                                                                                respect to property held in trust or
                                                                                [_] Decendent's Estate
                                                                                =================================================
                                                                                18. Check only if applicable and check only one
                                                                                    box.
                                                                                [_] Debtor is a TRANSMITTING UTILITY
                                                                                [_] Filed in connection with a Manufactured-Home
                                                                                    Transaction - effective 30 years
                                                                                [_] Filed in connection with a Public-Finance
                                                                                    Transaction - effective 30 years
=================================================================================================================================
Search Request Copy -NATIONAL UCC FINANCING STATEMENT ADDENDUM (FORM UCC1Ad) (REV.07/29/98)


                           STATMON TECHNOLOGIES CORP.

                                   CERTIFICATE


     The undersigned each hereby certifies that 4e is an executive officer of Statmon Technologies Corp. (the "Company") and that he has been duly elected and is presently serving in such capacity in accordance with the By-Laws of the Company.

     In order to induce Martin C. Licht, Esq. ("MCL") to render the opinion, as hereinafter defined, and recognizing that MCL will rely hereon, the undersigned hereby further certifies that the undersigned (a) has read carefully and understood the Placement Agent Agreement by and between the Company and Thieme Securities, Inc. (the "Placement Agent"), dated October 15, 2001 and the other agreements referred to therein (collectively, the "Agreement") including the opinion (the "Opinion"), a copy of which is annexed hereto as Exhibit A, which is to be delivered by MCL as counsel to the Company to the Placement Agent and
(b) certifies that (i) all statements contained in the Agreement and the Opinion are true and correct as of the date hereof, and (ii) knows of no fact that would render any of the statements made by MCL in the Opinion untrue, incorrect or misleading in any respect in light of the circumstances under which they ware made. The undersigned hereby agree to indemnify MCL in connection with any breach of the foregoing.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 15 day of October, 2001.

                                                   STATMON TECHNOLOGIES CORP.

                                                   By: /s/ Geoffrey P. Talbot
                                                     ---------------------------
                                                     Geoffrey P. Talbot
                                                     Chief Executive Officer


                                                   By: /s/ Peter J. Upfold
                                                     ---------------------------
                                                     Peter J. Upfold
                                                     Chief Technology Officer

STATMON TECHNOLOGIES CORP.


                                October 11, 2001

Marc G. Rosenberg, Esq.
Law Offices of Martin C. Licht
685 Third Avenue, 21st Floor
New York, NY  10017


Jonathan Reisman, Esq.
Reisman & Associates, P.A.
5100 Town Center Circle, Suite 430
Boca Raton, FL 33486

Gentlemen:

     Please be advised that as of the date hereof, it is the opinion of tine Company that the fair market value of 250,000 shares of common stock and warrants to purchase 250,000 shares of common stock at an exercise price of $2 per share does not exceed all aggregate of $12,000, based upon the following:

l.   As  of  June  30,  2001,  the  Company  had  an   accumulated   deficit  of
     approximately $440,000 and a negative net worth of approximately  $190,000.

2. As of June 30, 2001, the Company had a working capital deficit of in excess of $200,000.

3. In the Company's only capital raising transaction to date, the Company issued its promissory note in the amount of $250,000 and 250,000 shares of common stock, as a unit, For a purchase price of $250.000.

4. The holder of the $250,000 note has a first lien against all of the Company's assets and the Company does not presently have the capability to repay the loan.

5. The Company has been seeking additional capital since March 2001 on terms similar to the terms described in the Placement Agent Agreement between Thieme Securities, Inc. and the Company.

Very truly yours,

STATMON TECHNOLOGIES CORP.


/s/ Geoffrey P. Talbot
----------------------
GEOFFREY P. TALBOT
Chief Executive Officer



--------------------------------------------------------------------------------
114 N. Doheny Drive, Suite 201                             Phone. (310) 440-8053
Los Angeles, CA 90048                                        Fax: (310) 278-8585
                                www.statmon.com

                                  CERTIFICATE


     Geoffrey P. Talbot, the Chief Executive Officer and Chief Financial Officer, and Peter Upfold, the Chief Technology Officer, of Statmon Technologies Corp., a corporation organized under the laws of the State of Delaware (the "Company"), pursuant to paragraph 13(c) of the Placement Agent Agreement, dated October 15, 2001, by and between the Company and Thieme Securities, Inc. (the "Placement Agent") hereby certify on behalf of the Company that:

     1. The conditions set forth in Section 13 of the Placement Agent Agreement are satisfied in all respects; and

     2. The representations and warranties of the Company contained in the Placement Agent Agreement are true and correct at and as of the date hereof and the Company has complied with all agreements and satisfied all conditions to be performed or satisfied pursuant to the Placement Agent Agreement as of the date hereof.

     All capitalized terms used herein and not specifically defined herein shall have the same means as ascribed thereto in the Placement Agent Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 15 day of October, 2001.

                                            STATMON TECHNOLOGIES CORP.

                                            By: /s/ Geoffrey P. Talbot
                                              ---------------------------
                                              Name:  Geoffrey P. Talbot
                                              Title: Chief Executive Officer
                                                     and Chief Financial Officer

                                            By: /s/ Peter J. Upfold
                                              ---------------------------
                                              Peter J. Upfold
                                              Chief Technology Officer

                                   EXHIBIT J

                          OPINION OF COMPANY'S COUNSEL

                                MARTIN C. LICHT
                          685 Third Avenue, 21St floor
                            New York, New York 10017
                        Telephone: (212) 661-7100 x 268
                           Telecopier: (212) 661-3339
                             lichtsrndn@yahoo. com

                                October 15, 2001

Thieme Securities, Inc.
1370 Avenue of the Americas
New York, NY 10019

Ladies and Gentlemen:

     I have acted as counsel to Statmon Technologies Corp. (the "Company"), in connection with (a) the execution and delivery of that certain Placement Agent Agreement, dated as of October 12, 2001 (the "Placement Agent Agreement"), between the Company and Thieme Securities, Inc. (the "Placement Agent" ), (b) the Loan Documents, (c) the Registration Rights Agreement as of October 12, 2001 (the "Registration Rights Agreement"), (c) the Placement Agent Warrant and (d) the consummation of the transactions contemplated by the Placement Agent Agreement. This opinion is being furnished to the Placement Agent pursuant to
Section 13 of the Placement Agent Agreement. Whenever capitalized terms are used, but not defined herein, they shall have the respective meanings ascribed to such terms in the Placement Agent Agreement.

     In such capacity and for the purposes of rendering the opinions hereinafter expressed, I have examined and relied upon original, reproduced or certified copies of corporate records, agreements, certificates and other communications of officers and representatives of the Company and of public officials and such other documents as I have deemed relevant or necessary as a basis for such opinion. Specifically, I have examined original, certified, photostatic or conformed copies of (i) the corporate proceedings relating to the organization and existence of the Company, (ii) certificates of public officials relating' to the existence and good standing of the Company, (iii) the Certificate of Incorporation and By-laws of the Company as in effect on hereof, (iv) the corporate proceedings relating to the Company's authorization of (A) the execution and delivery of the Placement Agent Agreement, (B) the Subscription Agreements with the Purchasers (the "Subscription Agreements"), (C) the Loan Documents, (D) the Placement Agent Warrant, (E) the Registration Rights Agreement and (E) the Warrants to be issued to the Purchasers (the "Warrants")
(v) the Company's letter dated October, 2001 with respect to the valuation of the Company's shares of Common Stock, a copy of which is annexed hereto and (vi) the Agreement between John Hoff and the Company dated October 12, 200l. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of all persons executing such documents, the conformity to authentic originals of all documents submitted to us as reproduced or certified copies and the truth and correctness of any representations and warranties contained therein.

     In addition, I have assumed that all parties, other than the Company, are duly authorized to enter into all documents and instruments to be executed by those parties in connection with the Placement Agent Agreement and to consummate the transactions contemplated thereby in accordance with their respective terms, and that, upon execution and delivery by those parties, all such documents and instruments will be valid and binding obligations of those parties enforceable against those parties in accordance with their respective terms.

     Based upon and in reliance upon the foregoing, and subject to the qualifications and limitations hereinafter set forth, I am of the opinion that:

     1.   The  Company  has been duly  organized  and is validly  existing  as a corporation in good standing under the laws of its state of incorporation with full corporate power and authority to perform its obligations under the Placement Agent Agreement, and the Loan Documents, the Subscription Agreements, Placement Agent Warrant, the Registration Rights Agreement and the Warrants (all of such documents hereinafter collectively referred to as the "Company Agreements") and to conduct its proposed business and is duly qualified or licensed and in good standing as a foreign corporation in the jurisdiction set forth in which such qualification or license is required. The Company has all corporate power and authority to enter into the Company Agreements and to carry out the provisions and conditions hereof and thereof, and all consents; authorizations, approvals and orders required in connection herewith and therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required by the Company for the issuance of the Securities pursuant to the Subscription Agreements, or the Placement Agent Warrants except with respect to applicable Federal and state securities laws.

     2. This Company Agreements have been duly and validly authorized by the Company, and upon due execution by the Company of such agreements, each will be, valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent that
          (1) the enforceability hereof or thereof may be limited =by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (2) the enforceability hereof or thereof is subject to general principles of equity, and (3) the indemnification provisions herein or therein may he held to be violative of public policy. The Securities and the Placement Agent Warrant have been duly authorized, and in the case of the Common Stock underlying the Warrants and the Placement Agent Warrant, reserved, and when issued and paid for will be validly issued, fully paid and non-assessable; the holders thereof or he Securities and the Placement Agent Warrant are not and will not be subject to the preemptive rights of any stockholder of the Company which exists on the date hereof under the Company's Certificate of Incorporation or By-laws or otherwise; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken by the Company. Neither sale, the issuance or delivery of the Notes or the other Securities or compliance with the terms of the Notes, including, but limited to the payment of the interest thereon. or any of the other Company Agreements or the transactions contemplated thereby will violate any applicable usury laws.

     3. The authorized capital stock of the Company consists of 15,000,000 shares consisting of 10,000;000 shares of Common Stock and 5,000,000 shares of Preferred Stock. All securities heretofore issued by the Company been duly authorized and validly issued in accordance with applicable law, and are fully paid and non-assessable. Holders of outstanding securities of the Company have no preemptive rights (by virtue of holding such securities) under applicable law, the Certificate of Incorporation or By-laws of the Company, or any other agreement known to such counsel.

     4. 1 am not aware of any action, suit, proceeding at law or in equity or by or before any governmental instrumentality or agency now pending or threatened against the Company or any of its properties or in connection with the Offering or the Company Agreements or the consummation of the transactions contemplated hereby or thereby.

     5. Neither the execution and delivery of the Company Agreements nor the issue and sale of the Securities or the Placement Agent Warrant nor the consummation of any of the transactions contemplated therein nor the compliance by the Company with the terms and provisions thereof, will result in any violation of, be in conflict with, or constitute a default under (i) provisions of the Certificate of Incorporation or the By-laws of the Company; (ii) any judgment, decree or order of any court or administrative body, or any material agreement, contract, indenture or other instrument, in each case to which the Company or any subsidiary of the Company is a party and of which such counsel has knowledge; or (iii) to my knowledge, any statute or rule or governmental regulation applicable to the Company. To the best of my knowledge, the Company has no subsidiaries.

     6. No registration under the Act is required in connection with the issuance and sale of the Securities or the Placement Agent Warrant; based solely on my review of the agreements listed on Exhibit F of the Placement Agent Agreement, the corporate proceedings of the Company, the By-laws and Certificate of Incorporation and discussions with the Company, and nothing has come to my attention to lead me to believe that any information contained in the Company Disclosure contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     7. Upon the filing of the Financing Statement in the form attached hereto with the individual and/or entities as set forth on Schedule A attached hereto, the Notes, subject to the security interest of John Hoff in connection with a loan of $260,000 to the Company, will be secured by a first priority security interest on all of the assets of the Company including those thereafter acquired.

     The foregoing opinion is subject to the following additional exceptions and limitations:

     (1) I express no opinion as to the effect of any bankruptcy, insolvency, reorganization, fraudulent conveyance, preference, equitable subordination, moratorium, bulk sales, marshaling or other laws affecting the enforcement of creditors' right generally.

     (2) I express no opinion concerning the application of the doctrines of waiver, estoppel or election of remedies or the application of equitable principles when equitable remedies are sought, including the availability of injunction and specific performance.

     (3) I express no opinion as to the enforceability of any provisions contained in the agreements and instruments referred to herein allowing any party to exercise any rights without first giving any notice required by applicable law to the person or entity signatory thereto or bound thereby, nor do I express any opinion as to the enforceability of any provisions contained in the agreements and instruments referred to herein (i) relating to delay or failure by any holder to exercise any right, remedy or option under the agreements and instruments referred to herein not operating as a waiver, or (ii) seeking to waive the benefits of any statute of limitations or any applicable bankruptcy or insolvency law or which waives any rights under any applicable statutes or rules hereafter enacted or promulgated.

     (4) Whenever my opinion with respect to the existence or absence of facts is indicated to be based on my knowledge, best knowledge, awareness or the like, it is intended to signify that, except to the extent otherwise stated herein, the attorneys within my firm who have provided substantive representation to the Company have actual knowledge of the existence or absence of such facts. Except to the extent otherwise stated herein, I have based my opinion solely on such documents and information as have been given to me by the Company and its principal officers and I have undertaken no independent investigation to determine the completeness or accuracy of any such documents or information.

     (5) I am admitted to the practice of law only in the State of New York. The opinions set forth herein are based upon the laws of the State of New York, the corporate law of the State of Delaware and the Federal laws of the United States. To the extent that the law of other jurisdictions apply directly or through application of the choice of law doctrine to any document or instrument, and differ from the effect of the laws of the foregoing, I express no opinion as to the legality, validity, binding effect or enforceability of any particular provision thereof.

     (6) I express no opinion as to (a) the completeness or accuracy of any financial statements of the Company, the notes thereto, schedules and other statistical data. (b) the Company's title to or ownership of any of its assets, or (c) the Company's financial condition or future operations.

     The foregoing opinion is expressed as of the date hereof and I will not be obligated to advise you if the any applicable laws change or if I become aware of any facts that might change the opinions expressed herein. The opinion expressed herein is for the benefit of and may be relied upon only by you and solely in connection with the consummation of the transactions contemplated by the Placement Agent Agreement. Unless otherwise required by law, neither this opinion nor any extract therefrom or reference hereto shall be published or delivered to any other person or relied upon for any other purpose without our express written consent.

                                                   Very truly yours,


                                                   Martin C. Licht